                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 13, 2004


                               ARVINMERITOR, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)


          Indiana                          1-15983               38-3354643
----------------------------           ----------------          ----------
(State or other jurisdiction             (Commission            (IRS Employer
      of incorporation)                    File No.)         Identification No.)



                              2135 West Maple Road
                                 Troy, Michigan
                                 --------------
                    (Address of principal executive offices)


                                   48084-7186
                                   ----------
                                   (Zip code)


Registrant's telephone number, including area code: (248) 435-1000

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

         Moody's Investors Service (Moody's) has assigned credit ratings to the debt of ArvinMeritor, Inc. As discussed under Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity" in ArvinMeritor's Annual Report on Form 10-K for the fiscal year ended September 28, 2003 (Form 10-K), Moody's placed ArvinMeritor on negative credit watch on July 8, 2003, indicating that the credit ratings were under review.

         On February 13, 2004, Moody's lowered the rating of ArvinMeritor's senior unsecured long-term debt to Ba1 from Baa3.

         As discussed in Note 14 of the Notes to Consolidated Financial Statements in the Form 10-K and Note 14 of the Notes to Consolidated Financial Statements in ArvinMeritor's Form 10-Q for the Quarterly Period ended December 28, 2003, ArvinMeritor has two unsecured credit facilities maturing on June 27, 2005 that provide for up to $1.15 billion of revolving borrowings. Borrowings under these agreements are subject to interest based on quoted LIBOR rates plus a margin, and a facility fee, both of which are based on ArvinMeritor's credit rating. As a result of the downgrading by Moody's, the margin over the LIBOR rate increased from 115 to 125 basis points, and the facility fee increased from
22.5 to 25 basis points. At December 31, 2003, ArvinMeritor had $81 million of borrowings outstanding under these agreements.





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ARVINMERITOR, INC.



                                            By: /s/ Vernon G. Baker, II
                                               ------------------------
                                               Vernon G. Baker, II
                                               Senior Vice President
                                               and General Counsel


Date: February 17, 2004